____________, 1997

         THE FOLLOWING OPINION IS INTENDED TO BE RENDERED UPON THE CONSUMMATION OF THE TRANSACTIONS DESCRIBED HEREIN IN
         SUBSTANTIALLY THE FORM PRESENTED, ASSUMING NO CHANGES IN THE FACTS OR THE LAW UPON WHICH SUCH OPINION IS BASED, AND SUBJECT TO THE RECEIPT, REVIEW AND APPROVAL OF FINAL DOCUMENTS.

Mr. Alan B. Levan
Chief Executive Officer
BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, Florida  33304

         RE:      BANKATLANTIC BANCORP, INC. -
                  $115,000,000 OF CONVERTIBLE SUBORDINATED DEBENTURES

Dear Mr. Levan:

         As counsel to BankAtlantic Bancorp, Inc. (the "Corporation"), we have examined the Amended and Restated Articles of Incorporation and Bylaws of the Corporation as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Corporation to authorize the issuance and sale of up to $115,000,000 of convertible subordinated debentures

Alan B. Levan
____________, 1997
Page 2

of the Corporation (the "Debentures"). In addition, we have examined a copy of the Corporation's Registration Statement on Form S-3, File No. 333-______, and that certain Indenture (the "Indenture") between the Corporation and First Trust National Association, as Trustee, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939.

         In rendering this opinion, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iii) the genuineness of all signatures. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Corporation and such other certificates as we deemed relevant.

         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that following the issuance and delivery of the Debentures by the Corporation in accordance with the terms of the Indenture, the Debentures will be validly issued, fully paid and non-assessable and will be binding obligations of the Corporation.

                                              Very truly yours,

                                              STEARNS WEAVER MILLER WEISSLER
                                              ALHADEFF & SITTERSON, P.A.